CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of Franklin New York Tax-Free Income Fund, Inc. on Form N-1A File Nos. 2-77880 and 811-3479 of our report dated June 28, 1996 on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Income Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended May 31, 1996 which is incorporated by reference in the Registration Statement.


                                    COOPERS & LYBRAND L.L.P.
                                    /s/Coopers & Lybrand L.L.P.


San Francisco, California
February 24, 1997